                          SECOND AMENDMENT TO LOAN DOCUMENTS


       THIS SECOND AMENDMENT TO LOAN DOCUMENTS ("Amendment"), dated April 29, 1998, and effective as of April 29, 1998, is made by and among (i) SCHULER HOMES, INC., a Delaware corporation (the "Company"); (ii) SCHULER HOMES OF CALIFORNIA, INC., a California corporation, SCHULER HOMES OF OREGON, INC., an Oregon corporation, SCHULER HOMES OF WASHINGTON, INC., a Washington corporation, MELODY HOMES, INC., a Delaware corporation, SCHULER REALTY/MAUI, INC., a Hawaii corporation, SCHULER REALTY/OAHU, INC., a Hawaii corporation, LOKELANI CONSTRUCTION CORPORATION, a Delaware corporation, and MELODY MORTGAGE CO., a Colorado corporation (collectively referred to as the "Guarantors", and individually referred to as a "Guarantor"), (iii) SHLR OF WASHINGTON, INC., a Washington corporation (the "Additional Guarantor"), (iv) the banks from time to time party to this Agreement (collectively referred to as the "Banks", and individually referred to as a "Bank"), (v) FIRST HAWAIIAN BANK, a Hawaii corporation, as administrative and co-syndication agent for the Banks (the "Administrative Agent"), and (vi) BANK OF AMERICA NT&SA, a national banking association, as documentation and co-syndication agent for the Banks (the "Documentation Agent", the Administrative Agent and the Documentation Agent are collectively referred to as the "Agents").

                            W I T N E S S E T H   T H A T:

       WHEREAS, the Company, the Banks and the Administrative Agent entered into that certain Credit Agreement dated as of March 29, 1996 (the "Original Credit Agreement"), relating to the establishment of a revolving credit facility (the "Credit Facility") in the principal amount of US$110,000,000.00 (the "Original Commitment") made available to the Company by the Banks; and

       WHEREAS, in connection therewith, the Company, the Banks and the Administrative Agent executed certain Loan Documents (as defined in the Original Credit Agreement); and

       WHEREAS, the Company, the Banks and the Administrative Agent entered into that certain Supplement No. 1 to Credit Agreement effective as of January 8, 1997 (the "Supplement"), relating to the use of certain proceeds of Advances (as defined in the Original Credit Agreement) during the Waiver Period (as defined in the Supplement); and

       WHEREAS, the Company, the Guarantors, the Banks and the Agents entered into that certain Amended and Restated Credit Agreement dated March 27, 1997 (the "Amended Credit Agreement"), which amended the terms of the Original Credit Agreement by, among other things, increasing the Original Commitment to US $137,600,000.00; and

       WHEREAS, the Company, the Guarantors and the Additional Guarantor have requested the Banks and the Agents to further amend the terms of the Amended Credit Agreement to (i) consent to the Company's issuance of "Senior Notes", as defined herein, which will be PARI PASSU with the Credit Facility; (ii) to change the status of the Guarantors from that as "co-borrowers" to "guarantors" of the Credit Facility, and (iii) to amend other provisions contained therein; and

       WHEREAS, the Banks and the Agents are willing to comply with such request, upon and subject to the terms and conditions hereinafter set forth; and

       NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Company, the Guarantors, the Additional Guarantor, the Banks and the Agents hereby agree as follows:

       1. DEFINITIONS. All capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as those ascribed to them in the Amended Credit Agreement.

       2. REPRESENTATIONS AND WARRANTIES. As an essential inducement to the Banks and the Agents to execute this Amendment, the Company, the Guarantors and the Additional Guarantor hereby repeat, reaffirm and incorporate herein by reference all of the representations and warranties contained in Section 5 of the Amended Credit Agreement.

       3. AMENDMENT OF LOAN DOCUMENTS. The Loan Documents are hereby amended as follows:

              (a) All references in the Loan Documents to "Borrower" or "Borrowers" shall mean Schuler Homes, Inc., a Delaware corporation.

              (b) The following definitions shall be included in the Amended Credit Agreement:

              "GUARANTOR" or "GUARANTORS" means, singularly or collectively, SCHULER HOMES OF CALIFORNIA, INC., a California corporation, SCHULER HOMES OF OREGON, INC., an Oregon corporation, SCHULER HOMES OF WASHINGTON, INC., a Washington corporation, MELODY HOMES, INC., a Delaware corporation, SCHULER REALTY/MAUI, INC., a Hawaii corporation, SCHULER REALTY/OAHU, INC., a Hawaii corporation, LOKELANI CONSTRUCTION CORPORATION, a Delaware corporation, MELODY MORTGAGE CO., a Colorado corporation and SHLR OF WASHINGTON, INC., a Washington corporation.

              "GUARANTY" means an agreement in form and substance satisfactory to the Banks and the Agents, duly executed by the Guarantors, jointly and severally guaranteeing the due and punctual payment of the Note, and the observance and performance of the Borrower's obligations under the Loan Documents.

              "SENIOR NOTES" means the 9.00% Senior Notes due 2008, in the principal amount of US$100,000,000 issued by the Borrower pursuant to that certain Offering Memorandum dated April 30, 1998.


              (c) The following definitions in the Amended Credit Agreement are amended as follows:

              "COMPLETED UNSOLD HOMES" means all condominium units and one-to-four family residences (including Model Homes) in the Authorized States owned by the Borrower or its Subsidiaries as part of their respective real estate development business, for which construction has been "completed" less than 180 days before such date, but for which there is in existence no written Contract for Sale. Construction will be considered "completed" for a condominium unit when the temporary certificate of occupancy for such unit has been issued; construction will be considered "completed" for a one-to-four family residence when all electrical and plumbing fixtures have been installed and utility services in connection therewith have been connected. Notwithstanding the foregoing, Model Homes will continue to be considered Completed Unsold Homes until the date which is 180 days after the last production unit in the particular real estate project (for which such Model Home is used as a model) has been sold.

              "CONTRACT FOR SALE" means a sale and purchase agreement between the Borrower or its Subsidiaries and an unrelated third party purchaser, who has made an earnest money deposit of not less than $250.00 and who has been pre-qualified by the Borrower, its Subsidiaries or an institutional lender; PROVIDED, that such agreement shall not contain any contingency clause, conditioning such purchaser's obligation upon the sale of such purchaser's property.

              "CONTRACTED HOMES" means all condominium units and one-to-four family residences (including Model Homes) in the Authorized States owned by the Borrower or its Subsidiaries as part of their respective real estate development business, on which a building permit has been issued and construction has begun, and for which the Borrower or its Subsidiaries has entered into a written Contract for Sale.

              "CONTROLLED GROUP" means the Borrower, its Subsidiaries and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower and its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

              "ENTITLED LAND" means all land in the Authorized States owned by the Borrower or its Subsidiaries as part of their respective real estate development business, which does have residential zoning and the provision of potable water, sewage and other utilities available to the boundary of such land.

              "ISSUANCE" means the issuance of a Letter of Credit hereunder at the request of the Borrower and for the account of the Borrower or its Subsidiaries, pursuant to Section 2.05.

              "ISSUING BANK" means any Bank or any Affiliate of any Bank, other than the Administrative Agent, which issues a Letter of Credit hereunder at the request of the Borrower and for the account of the Borrower or its Subsidiaries, in accordance with a requirement by the beneficiary of such Letter of Credit, and pursuant to Section 2.05.

              "LAND UNDER DEVELOPMENT" means all land in the Authorized States owned by the Borrower or its Subsidiaries as part of their respective real estate development business, on which grading or construction of on-site infrastructure improvements has begun, and for which all necessary zoning and large-lot subdivision approvals have been obtained and are in full force and effect, but for which construction of the residential improvements thereon has not begun.

              "LETTERS OF CREDIT" means standby letters of credit issued by the Administrative Agent or the Issuing Bank, at the request of the Borrower and for the account of the Borrower or its Subsidiaries, pursuant to the terms and conditions set forth in
       Article II of this Agreement.

              "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranty, and all documents delivered to the Administrative Agent in connection herewith or therewith.

              "MATERIAL ADVERSE EFFECT" means (a) a material impairment of the ability of the Borrower or its Subsidiaries on a consolidated basis to perform under any Loan Document and avoid any Event of Default; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

              "MODEL HOMES" means all condominium units and one-to-four family residences in the Authorized States owned by the Borrower or its Subsidiaries as part of their respective real estate development business, which are used as models or sales offices to market a particular real estate development project.

              "PERMITTED INDEBTEDNESS" means:

              (i) the Country Club Village Loan Facility, and the Country Club Village Subordinate Mortgage;

              (ii) the existing Indebtedness and obligations of the Company as a joint venture partner in Iao Partners (including any Indebtedness of Iao Partners for which there is recourse to the Company); PROVIDED, HOWEVER, that the Company shall be permitted, after March 31, 1997, (A) to incur additional Indebtedness as a joint venture partner of Iao Partners, (B) to make additional net investments in Iao Partners, and (C) to make additional net advances to Iao Partners, in amounts which shall not exceed $5,000,000.00, in the aggregate, for all such indebtedness, investments and advances described in (A), (B) and (C) above;

              (iii) the existing Subordinated Debt of the Company (including the Company's existing subordinated convertible debentures) in the amount of $57,500,000.00;

              (iv) Indebtedness, not to exceed $5,000,000 in the aggregate, created or arising under a conditional sale or other title retention agreement, or incurred as purchase money financing, with respect to property acquired by any Borrower; provided that the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property;

              (v) Indebtedness to the extent incurred upon the indorsement of an instrument in order to negotiate the same, and for taxes, assessments, governmental charges, or levies to the extent that payment thereof shall not at the time be required to be made;

              (vi) Indebtedness and Guaranty Obligations (except for indemnification of sureties issuing bonds in connection with the Borrowers' real estate development businesses), not to exceed $5,000,000 in the aggregate, incurred in the ordinary course of the Borrowers' real estate development businesses;

              (vii)  Premium Payments;

              (viii) Guaranty Obligations (a) incurred in respect of indemnification of sureties for the issuance of bonds in connection with the Borrowers' real estate development businesses and (b) associated with the acquisition of Melody Homes, Inc. and Melody Mortgage Co. by the Company;

              (ix) the Senior Notes and any guaranties thereof by any Guarantor;

              (x)    the Guaranty; and

              (xi) Indebtedness in respect of the Aggregate Commitment hereunder.

              "PERMITTED INVESTMENT" means (a) the creation of or investment in a wholly-owned Subsidiary of the Borrower which is used exclusively as an exchange vehicle to facilitate a like-kind exchange under Section 1031 of the Code; (b) the investment by the Borrower or its Subsidiary in any other Subsidiary of the Borrower; (c) loan receivables from sales incentive programs, not to exceed $10,000,000.00; and (d) any one of the following dollar denominated investments, maturing within one year from the date of acquisition, selected by the Company:

                     (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States;

                     (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having the highest credit rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");

                     (iii) commercial paper or corporate promissory notes bearing at the time of acquisition the highest credit rating either of S&P or Moody's issued by United States, Australian, Canadian, European or Japanese bank holding companies or industrial or financial companies (other than an Affiliate of the Company);

                     (iv) certificates of deposit issued by and bankers acceptances of and interest bearing deposits with any Bank, or any commercial bank having capital and surplus of at least $500,000,000 or the equivalent and which issues (or the parent of which issues) commercial paper or other short term securities bearing the highest credit rating obtainable from either S&P or Moody's; and

                     (v) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the foregoing investments permitted under clauses (i),
       (ii), (iii) and (iv).

              "REAL ESTATE INDEBTEDNESS" means the total amount of: (1) the Aggregate Commitment; (2) the existing Subordinated Debt of the Company (including the Company's existing subordinated convertible debentures) in the amount of $57,500,000.00; (3) the Senior Notes; and (4) other indebtedness, as may be permitted by the Banks, in connection with the development of any Real Estate Development Assets.

              "SUBORDINATED DEBT" means Indebtedness of the Borrower or its Subsidiaries (including subordinated debentures and subordinated convertible debentures) to another lender or creditor who has expressly agreed by virtue of documents or instruments acceptable to the Majority Banks, that the Indebtedness of such entity to such lender or creditor is subordinated to the Obligations of the Borrower hereunder, and that such lender or creditor will not demand or assert payment of any portion of such lender's or creditor's Indebtedness until the Obligations of the Borrower hereunder have been paid in full.

              "UNENCUMBERED" when used to describe real property owned by the Borrower or any of its Subsidiaries, means property which is not subject to any lien, whether the same is recorded, unrecorded, springing, resulting from a court judgment or arbitration award, or otherwise; PROVIDED, (i) that the filing of an application for mechanic's or materialman's lien on such real property under Chapter 507, Hawaii Revised Statutes, or such similar statutes under California, Oregon, Washington and Colorado law, shall not prevent such property from being Unencumbered, as long as the Borrower or its Subsidiaries are diligently defending or causing another party in interest to defend such application; (ii) that the attachment of any such lien to any such property shall not prevent such property from being Unencumbered, as long as the Borrower or its Subsidiaries have filed a bond, sufficient to discharge such lien, with the clerk of the applicable court, as provided in Section 507-43, Hawaii Revised Statutes, or such similar statutes under California, Oregon, Washington and Colorado law; and (iii) that the recording of any lien by the obligee of any Premium Payment against property for which a Premium Payment is required and has not been paid, shall not prevent such property from being Unencumbered, as long as the Borrower or its Subsidiaries have filed a bond, in form and substance satisfactory to the Majority Banks, in an amount equal to no less than 125% of the claimed amount of the lien.

              "UNENTITLED LAND" means all land in the Authorized States owned by the Borrower or its Subsidiaries as part of their respective real estate development business, that does not have residential zoning, or that does have residential zoning but does not have the provision of potable water, sewage, or other utilities available to the boundary of such land.

              "UNIMPROVED LAND" means all Entitled Land in the Authorized States owned by the Borrower or its Subsidiaries as part of their respective real estate development business, on which no construction of on-site infrastructure improvements has begun.

              "UNSOLD HOMES UNDER CONSTRUCTION" means all condominium units and one-to-four family residences (including Model Homes) in the Authorized States owned by the Borrower or its Subsidiaries as part of their respective real estate development business, for which building permits have been issued and construction has commenced (and not been abandoned), but not completed, and for which there is no written contract of sale with an unrelated third party purchaser. Construction will be considered to have "commenced" when the slab or foundation for the condominium building or one-to-four family residence has been completed.

              (d) The sixth and seventh sentences of Section 2.02 ("Determination of Borrowing Base; Restrictions on Advances, Swing-Line Advances and Letters of Credit") are amended as follows:

       "The aggregate amount of all Advances and Swing-Line Advances outstanding hereunder, and all Letters of Credit issued and outstanding hereunder, shall not exceed the Borrowing Base, as determined by the Administrative Agent for any succeeding month, less the outstanding principal amount of the Senior Notes, and shall in no event exceed the amount of the Aggregate Commitment. In the event the Borrowing Base, for any month, as determined by the Administrative Agent hereunder, less the principal amount of the Senior Notes, is less than the aggregate amount of all outstanding Advances and Swing-Line Advances and all issued and outstanding Letters of Credit at the date of such determination, the Borrower shall, within fifteen (15) Business Days of the receipt of notification by the Administrative Agent, repay Advances or Swing-Line Advances and/or repay or cash collateralize issued and outstanding Letters of Credit, in such amounts as may be necessary to reduce the aggregate amount of all outstanding Advances and Swing-Line Advances and all issued and outstanding Letters of Credit, to the amount of the newly-determined Borrowing Base, less the principal amount of the Senior Notes."

              (e) The last sentence of Section 2.05(d) is amended as follows: "The Letters of Credit shall be issued to support performance requirements and obligations of the Borrower or its Subsidiaries in connection with their real estate development businesses in the Authorized States (including any required deposits for like-kind exchanges under Section 1031 of the Code), and to support capital and performance requirements and obligations of the Captive Insurance Subsidiary, and not in contravention of any provision of this Agreement or any Requirement of Law."

              (f) The first sentence of Section 2.08(b) ("Mandatory Prepayments") shall be amended as follows: "If the Borrower or any of its Subsidiaries sells (other than a sale to the Borrower or any other Subsidiary) any portion of any property or assets of the Borrower or any of its Subsidiaries for $10,000,000.00 or more, or if the Borrower or any of its Subsidiaries sells, in a single transaction, all or substantially all of the property or assets of the Borrower or of any of its Subsidiaries, the Borrower shall use 100% of the proceeds of such sale (the "Sale Proceeds") to prepay any Advances, subject to
Section 3.04."

              (g) Section 4.02(b) ("Continuation of Representations and Warranties") shall be amended as follows: "The representations and warranties made by the Borrower herein, and by the Guarantors in the Guaranty, shall be true and correct on and as of such date, with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);".

              (h) Section 6.02 ("Certificates; Other Information") shall be amended as follows:

              6.02 CERTIFICATES; OTHER INFORMATION The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Bank:

                     (a) not later than forty-five (45) days after the end of each Quarter, a certificate of a Responsible Officer of the Borrower, in the form of EXHIBIT F-1 stating that, to the best of such officer's knowledge, the Borrower and its Subsidiaries during such period, have observed and performed all of their covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by the Borrower and its Subsidiaries and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, which, where a Default or Event of Default is specified, shall set forth the details of the occurrence referred to therein, state what action the Borrower or its Subsidiaries propose to take with respect thereto and at what time, and describe with particularity any and all applicable clauses or provisions of this Agreement which have been breached or violated, together with a calculation of (i) the percentage of common stock in the Company owned by James K. Schuler as of the end of such Quarter, (ii) the minimum Consolidated Tangible Net
       Worth of the Borrower and its Subsidiaries as of the end of such Quarter, (iii) the Consolidated Net Earnings for the Borrower and its Subsidiaries during such Quarter, (iv) the amount of and net proceeds received from any Equity Offering (other than the exercise of an employee stock option) or conversion of a subordinated convertible debenture consummated or effected during such Quarter, (v) Real Estate Development Assets, Real Estate Indebtedness, and the Development Ratio for the Borrower and its Subsidiaries as of the end of such Quarter, (vi) the Fixed Charges Ratio for the Borrower and its Subsidiaries as of the end of such Quarter, and (vii) the Capitalized Interest for the Borrower and its Subsidiaries as of the end of such Quarter, showing, for each item (i) through (vii) above, the comparison between such Quarter and previous Quarters (beginning with the Quarter ending December 31, 1996).

                     (b) not later than forty-five (45) days after the end of each Quarter a certificate of a Responsible Officer of the Borrower, in the form of EXHIBIT F-2 for each project in which the Borrower or any of its Subsidiaries has an investment, relating to the status of all Unentitled Land (location, purchase price, number of lots and entitlement schedule), Unimproved Land (location, number of lots and development schedule), and Land Under Development (location and status of development), as of the end of the previous Quarter.

                     (c) not later than fifteen (15) days after the end of each month, provided, however, that if the end of such month is also the end of a Quarter, then not later than twenty-five (25) days after the end of such month, a certificate of a Responsible Officer of the Borrower, in the form of EXHIBIT F-3 for each project in which the Borrower or any of its Subsidiaries has an investment, relating to the status of all Unsold Homes Under Construction (location and number of homes), Completed Unsold Homes (location and number of homes), Completed Unsold Homes Over 180 Days (location and number of homes), and Contracted Homes (location, number of homes and status of sales), as of the end of the previous month.

                     (d) not later than fifteen (15) days after the end of each month, provided, however, that if the end of such month is also the end of a Quarter, then not later than twenty-five (25) days after the end of such month, a Borrowing Base Certificate of a Responsible Officer of the Borrower, in the form of EXHIBIT F-4, containing a detailed listing and a summary of all Real Estate Development Assets, as of the end of the previous month.

                     (e) not later than forty-five (45) days after the end of each Quarter, a Leverage Ratio Certificate of a Responsible Office of the Borrower, in the form of EXHIBIT F-5, containing a calculation of the total Indebtedness of the Borrower and its Subsidiaries, and the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries, as of the end of the previous Quarter, based on balance sheet information prepared in accordance with GAAP.

                     (f) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a projected consolidated balance sheet of the Borrower and its Subsidiaries for the next two (2) fiscal years, prepared on a Quarterly basis, and the related projected consolidated statements of income, shareholders' equity and cash flows for such fiscal years, setting forth in each case in comparative form the figures for the previous fiscal year (whether such figures for such previous fiscal year were actual or projected).

                     (g)    promptly, such additional business,
       financial, corporate affairs and other information as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

              (i)    Section 6.12 shall be amended and entitled as follows:

              6.12 SUBSIDIARIES. Each Subsidiary of the Borrower shall unconditionally and jointly and severally guarantee the obligations of the Borrower under the Loan Documents pursuant to the Guaranty. The guarantee obligations of each Guarantor will be a Permitted Indebtedness and senior to all Subordinated Debt, but PARI PASSU with any guaranties of such Subsidiary provided in support of the Senior Notes. To the extent that the Borrower or its Subsidiaries are permitted under this Agreement to incorporate or otherwise form new Subsidiaries, the Borrower agrees that such new Subsidiary shall be added as a Guarantor under this Agreement and the Guaranty, and shall execute such Guaranty; provided, however, that the Captive Insurance Subsidiary shall not be subject to this section.

              (j)    Section 7.02 ("Leverage Ratio) shall be amended as follows:

              7.02   LEVERAGE RATIO.

                     (a) The Borrower shall not, and shall not permit its Subsidiaries to, allow the Leverage Ratio, measured as of the end of each Quarter ending March 31, 1997, June 30, 1997, September 30, 1997, December 31, 1997 and March 31, 1998, to exceed 1.50 to
       1.

                     (b) The Borrower shall not, and shall not permit its Subsidiaries to, allow the Leverage Ratio, measured as of the end of each Quarter ending June 30, 1998, September 30, 1998, December 31, 1998, March 31, 1999, and June 30, 1999, to exceed 1.35 to 1.

              (k) Section 7.03 ("Development Ratio") shall be amended as follows:

              7.03 DEVELOPMENT RATIO. The Borrower shall not, and shall not permit its Subsidiaries to, allow the Development Ratio, measured as of the end of each Quarter, to be less than 1.50 to 1.

              (l) Section 7.04 ("Fixed Charges Ratio") shall be amended as follows:

              7.04 FIXED CHARGES RATIO. The Borrower shall not, and shall not permit its Subsidiaries to, allow the Fixed Charges Ratio, measured as of the end of each Quarter on a rolling four
       (4) Quarters basis, to be less than 1.00 to 1 in each

       Quarter of 1997, 1.25 to 1 in the first two Quarters of 1998, 1.50 to 1 in the last two Quarters of 1998 and 1.75 to 1 in the first two Quarters of 1999. In addition, the Borrower shall not, and shall not permit its Subsidiaries to, allow the Fixed Charges Ratio, measured as of the end of each Quarter on a quarter only basis, to be less than 1.50 to 1 for the last two Quarters of 1997.

              (m) Section 7.07 ("Additional Investments and Acquisitions") shall be amended as follows:

              7.07 ADDITIONAL INVESTMENTS AND ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, except as provided below, directly or indirectly, invest in, purchase or acquire any interest in real property (fee or leasehold) or any stocks, bonds, notes, debentures or other securities of or acquire by purchase or otherwise all or substantially all of the business or assets, or stock, partnership interests or other evidence of ownership (beneficial or otherwise) or make any other investment in, any corporation, association, partnership, organization or individual; or directly or indirectly, make or commit to make any loan, advance, guaranty or extension of credit to any corporation, association, partnership, organization or individual; or directly or indirectly, assume, endorse, be or become liable for, or guarantee directly or indirectly any debt or obligation of any corporation, association, partnership, organization or individual; PROVIDED HOWEVER, that notwithstanding the foregoing, the Borrower and its Subsidiaries may (a) make other real estate investments or acquisitions, the total capital commitment for which shall not exceed the following designated amounts for a single project (multiple phases of a project are considered in the aggregate and not as separate projects), and not in contravention of any provision of this Agreement or any Requirement of Law: (i) $25,000,000 for projects in Washington, Oregon and Northern California, and (ii) $75,000,000 for projects in Colorado and Hawaii (provided further, that all existing agreements for real estate acquisitions shall be excluded from this provision); (b) make other investments in an amount which shall not exceed $2,000,000 in a Captive Insurance Subsidiary; (c) make any other Permitted Investment, without the necessity of obtaining the consent of the Majority Banks; and (d) make such guaranties as may be necessary in support of the Senior Notes. If the Borrower wishes to obtain the consent of the Majority Banks for any proposed deviation from the above, the Borrower shall furnish to the Administrative Agent, and the Administrative Agent shall forward to the Banks: (i) a copy of all contracts to be entered into by the Borrower or its Subsidiaries with respect to the proposed transaction, (ii) a pro forma budget and cash flow projection for the proposed transaction, (iii) supporting market studies and projections as deemed necessary by the Majority Banks, and (iv) supporting appraisals and/or market evaluations, if required by the Majority Banks. The Administrative Agent shall advise the Borrower of the decision by the Majority Banks within thirty (30) days after the receipt by the Administrative Agent of all of the required items described above.

              (n) Section 7.08 ("Inventory Restrictions") shall be amended as follows:

              7.08   INVENTORY RESTRICTIONS.

                     (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, acquire or obtain any interest in, or contract to acquire or obtain any interest in, any Unentitled Land.

                     (b) The Borrower shall not, and shall any permit any of its Subsidiaries to, allow their inventory of Completed Unsold Homes to exceed the applicable levels set forth in SCHEDULE 2 attached hereto.

                     (c) The Borrower shall not, and shall not permit any of its Subsidiaries to, allow its inventory of Unimproved Land to exceed 35% of the GAAP consolidated net book value of "Real Estate Inventories" in the consolidated financial statements of the Company and its Subsidiaries, the balance of which is included in the Borrowing Base calculation, as of the end of each month.

              (o) Section 7.09 ("Negative Pledge") shall be amended as follows:

              7.09 NEGATIVE PLEDGE. The Borrower and/or any of its Subsidiaries shall not create, incur, assume, or suffer to exist any lien, encumbrance, mortgage, security interest, pledge, or charge of any kind (including. without limitation, any negative pledge, or any "secret", "springing", or other unrecorded lien) upon any of their property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purpose of subjecting the same to the payment of any indebtedness or performance of any other obligation, or acquire or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement; provided, however, that the Borrower and its Subsidiaries may create or incur or suffer to be created or incurred or to exist: (i) liens for taxes or assessments for governmental charges or levies if payment thereof shall not at the time be required to be made; (ii) liens in respect of pledges and deposits under workers' compensation laws or similar legislation, and in respect of pledges or deposits in connection with appeal or similar bonds incidental to the conduct of litigation; (iii) liens incidental to the conduct of the business of the Borrower and its Subsidiaries not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their assets or property; (iv) mechanics' and materialmen's liens which have attached pursuant to Chapter 507, Hawaii Revised Statutes, as long as the Borrower or its Subsidiaries have filed a bond, sufficient to discharge such lien, with the clerk of the applicable circuit court, as provided in Section 507-43, Hawaii Revised Statutes; and
       (v) liens specifically allowed with respect to "Permitted Indebtedness". This negative pledge shall not apply to any portion of the Borrower's or any of its Subsidiaries' property or assets transferred, assigned or conveyed upon due consideration to a "Third Party

       Purchaser". As used herein, the term "Third Party Purchaser" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority, other than the Borrower or any of its Subsidiaries, Waiakoa Estates Subdivision Joint Venture, Iao Partners, James K. Schuler, Pamela
       S. Jones, Harvey L. Goth, Michael T. Jones, Peter M. Aiello, Douglas M. Tonokawa, Mary K. Flood, David Oyler or Jim Henry.

              (p) Section 7.10 ("No High-Rise Construction") shall be amended as follows:

              7.10 NO HIGH-RISE CONSTRUCTION. None of the Borrower or any of its Subsidiaries shall engage in any development of a residential or commercial building having more than four (4) stories, other than Country Club Village.

              (q) Section 7.11 ("Capitalized Interest") shall be amended as follows:

              7.11 CAPITALIZED INTEREST. The Borrower shall not, and shall not permit its Subsidiaries to, allow the Capitalized Interest, measured as of the end of each Quarter, to exceed 8% of the value of Real Estate Development Assets.

              (r) Section 7.12 ("Transfer of Assets to Captive Insurance Subsidiary") shall be amended as follows:

              7.12 TRANSFER OF ASSETS TO CAPTIVE INSURANCE SUBSIDIARY. Except as may be permitted in Section 7.07, the Borrower or any of its Subsidiaries shall not transfer any assets or property to the Captive Insurance Subsidiary.

              (s) Section 8.01(e) ("Event of Default - Cross-Default") shall be amended by adding a new subsection (iv) as follows: "or (iv) fails to make any payment in respect of or perform or observe in any material respect any other condition or covenant of the Senior Notes, if the effect is an event of default under the Senior Notes;".

              (t) Section 8.01(f) ("Event of Default - Insolvency; Voluntary Proceedings") shall be amended as follows:

                     (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Borrower or any of its Subsidiaries (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course, except, in connection with a merger or acquisition of substantially all of the assets of such Subsidiary by the Company or another Subsidiary of the Company; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

              (u) Section 8.01(g) ("Event of Default - Involuntary Proceedings") shall be amended as follows:

                     (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of such party's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

              (v) Section 8.01(i) ("Event of Default - Monetary Judgments") shall be amended as follows:

                     (i) MONETARY JUDGMENTS.  One or more
       non-interlocutory judgments, orders or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate (existing at any one time for such entity) a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of 60 days after the entry thereof; or

              (w) Section 8.01(j) ("Event of Default - Non-Monetary Judgments") shall be amended as follows:

                     (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against the Borrower or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

       4. DELIVERY OF RELATED DOCUMENTS. The Company, the Guarantors and the Additional Guarantor shall deliver to the Administrative Agent on or before April 29, 1998 the following documents, all of which shall be in form and substance satisfactory to the Banks and the Agents:

              (a) The Guaranty executed by the Guarantors and the Additional Guarantor;

              (b) Properly certified resolutions of the respective Boards of Directors of the Borrower, the Guarantors and the Additional Guarantor duly authorizing the execution and delivery of this Second Amendment by such party.

              (c) An opinion from counsel to the Borrower stating that after the execution and delivery of this Amendment by the Borrower, the Loan Documents will continue to be enforceable in accordance with their terms and will continue to constitute the valid and legally binding obligations of the Borrower.

              (d) An opinion from counsel to the Guarantors and the Additional Guarantor stating that after the execution and delivery of this Amendment and the Guaranty by the Guarantors and the Additional Guarantor, the Loan Documents, including the Guaranty, will continue to be enforceable in accordance with their terms and the Guaranty will constitute the valid and legally binding obligations of the Guarantors and the Additional Guarantor.

       5. CONFORMANCE. The Loan Documents are hereby amended to conform with this Amendment, but in all other respects such provisions are to be and continue in full force and effect.

       6. CONTINUANCE OF SECURITY. The performance of the obligations of the Company under the Loan Documents, as herein amended, shall be fully secured by and entitled to the benefits of the Guaranty and the other Loan Documents, and any modifications, extensions, renewals or replacements thereof.

       7. NO OFFSETS. As of the date hereof, the Company has no claims, defenses or offsets against the Banks or the Agents, or against the Company's obligations under the "Loan Documents", as herein amended, whether in connection with the negotiations for or closing of the Loan, of this Amendment, or otherwise, and if any such claims, defenses or offsets exist, they are hereby irrevocably waived and released. As of the date hereof, the Guarantors and the Additional Guarantor have no claims, defenses or offsets against the Banks or the Agents, or against the Guarantors' and the Additional Guarantor's obligations under the Guaranty, whether in connection with the negotiations for or closing of the Credit Facility, of this Amendment, or otherwise, and if any such claims, defenses or offsets exist, they are hereby irrevocably waived and released.

       8. NO WAIVER. This Amendment is made on the express condition that nothing herein contained shall in any way be construed as affecting, impairing or waiving any rights of the Banks or the Agents under any of the Loan Documents, as herein amended.

       9. ENTIRE AGREEMENT. This Amendment incorporates all of the agreements between the parties relating to the amendment of the Loan Documents and supersedes all other prior or concurrent oral or written letters, agreements or understandings relating to such amendment.

       10. HEADINGS. The headings of paragraphs and subparagraphs herein are inserted only for convenience and reference, and shall in no way define, limit or describe the scope or intent of any provisions of this Amendment.

       11. GOVERNING LAW; SEVERABILITY. This Amendment is executed and delivered, and shall be construed and enforced, in accordance with and governed by the laws of the State of Hawaii. If any provision of this Amendment is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Amendment shall remain unaffected.

       12. SUBMISSION TO JURISDICTION. The Company, the Guarantors and the Additional Guarantor hereby irrevocably and unconditionally submit, but only for the purposes of any action or proceeding which the Banks and/or the Agents may bring to enforce any of the Loan Documents, as amended herein, to the jurisdiction of the courts of the State of Hawaii and the United States District Court for the District of Hawaii. Such submission to such jurisdiction shall not prevent the Banks and the Agents from commencing any such action or proceeding in any other court having jurisdiction.

       13. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

       14. EXPENSES. The Company shall pay all expenses incurred by the Administrative Agent in negotiations for and documentation of this Amendment and the satisfaction of the conditions thereof, including, but not limited to, fees and expenses of legal counsel for the Administrative Agent, and any other costs incurred by the Administrative Agent in connection with any of the matters described in this Amendment.

       15. BINDING EFFECT. This Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company shall not assign this Amendment or any of the rights, duties or obligations of the Company hereunder without the prior written consent of the Banks and the Agents.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

                                          SCHULER HOMES, INC.

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer
                                                                      "Borrower"

                                          SCHULER HOMES OF CALIFORNIA, INC.

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer

                                          SCHULER HOMES OF OREGON, INC.

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer

                                          SCHULER HOMES OF WASHINGTON, INC.

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer

                                          MELODY HOMES, INC.

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer

                                          SCHULER REALTY/MAUI, INC.

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer

                                          SCHULER REALTY/OAHU, INC.

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer

                                          LOKELANI CONSTRUCTION CORPORATION

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer

                                          MELODY MORTGAGE CO.

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer
                                                                    "Guarantors"

                                          SHLR OF WASHINGTON, INC.

                                          By /s/ Douglas M. Tonokawa
                                             ----------------------------------
                                             Name:  Douglas M. Tonokawa
                                             Title: Vice President of Finance
                                                    and Chief Accounting Officer
                                                          "Additional Guarantor"

                                          FIRST HAWAIIAN BANK

                                          By /s/ Alvin Takahashi
                                             ----------------------------------
                                             Name:  Alvin Takahashi
                                             Title: REAL ESTATE LOAN OFFICER
                                                          "Administrative Agent"

                                          BANK OF AMERICA NT&SA

                                          By /s/ Cynthia K. Hamilton
                                             ----------------------------------
                                             Name:  Cynthia K. Hamilton
                                             Title: Vice President
                                                           "Documentation Agent"



                                          FIRST HAWAIIAN BANK

                                          By /s/ Alvin Takahashi
                                             ----------------------------------
                                             Name:  Alvin Takahashi
                                             Title: REAL ESTATE LOAN OFFICER

                                          BANK OF AMERICA NT&SA

                                          By /s/ Cynthia K. Hamilton
                                             ----------------------------------
                                             Name:  Cynthia K. Hamilton
                                             Title: Vice President

                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By /s/ Michael A. Parisi
                                             ----------------------------------
                                             Name:  Michael A. Parisi
                                             Title: CORPORATE BANKING OFFICER

                                          BANK BOSTON, N.A.

                                          By /s/ Nicholas Whiting
                                             ----------------------------------
                                             Name:  Nicholas Whiting
                                             Title: VICE PRESIDENT

                                          BANK OF HAWAII

                                          By /s/ Joyce Y. Sakai
                                             ----------------------------------
                                             Name:  Joyce Y. Sakai
                                             Title: Vice President

                                          BANK ONE, ARIZONA, NA

                                          By /s/ Louis W. Morano, Jr.
                                             ----------------------------------
                                             Name:  Louis W. Morano, Jr.
                                             Title: ASSISTANT VICE PRESIDENT
                                                                         "Banks"